Exhibit 13

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

and Pursuant to Rule 13a-14(b)

under the Securities Exchange Act of 1934, as amended (the "Exchange Act")

In connection with the Annual Report on Form 20-F of IFM Investments Limited (the "Company") for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Donald Zhang, as Chairman of the Board of Directors and Chief Executive Officer of the Company and Kevin Cheng Wei, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and Rule 13a-14(b) under the Exchange Act, that, to the best of his knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/Donald Zhang
Name:	Donald Zhang
Title:	Chairman of the Board of Directors and Chief Executive Officer
Date:	June 30, 2010

By: /s/Kevin Cheng Wei
Name:	Kevin Cheng Wei
Title:	Chief Financial Officer
Date:	June 30, 2010

This certification accompanies the Report pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350 and shall not be deemed "filed" by the Company for purposes of §18 of the Exchange Act, or otherwise subject to the liability of that section.